UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):July 19, 2018

The Timken Company

(Exact name of registrant as specified in its charter)

Ohio	001-01169	34-0577130
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4500 Mt. Pleasant St. NW, North Canton, Ohio	44720-5450
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (234) 262-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 19, 2018, Carolyn E. Cheverine ceased serving as Executive Vice President, General Counsel and Secretary of The Timken Company (the “Company”). Ms. Cheverine’s employment with the Company also terminated on such date (the “Separation Date”). Upon Ms. Cheverine’s termination of employment, she is, in general, entitled to the compensation and benefits provided for an involuntary termination without cause under the terms of her outstanding deferred share, stock option, time-based restricted stock unit and performance-based restricted stock unit awards and her Severance Agreement with the Company, as previously disclosed, generally subject in certain cases to her timely execution and delivery to the Company (and non-revocation) of a customary release of claims within 50 days following the Separation Date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

THE TIMKEN COMPANY

Date: July 19, 2018	By:	/s/ Richard G. Kyle
Richard G. Kyle
President and Chief Executive Officer